Exhibit 10.8

AT&T MASTER AGREEMENT

MA Reference No.

CUSTOMER (“Customer”)	AT&T (“AT&T”)
Eyeblaster, Inc	AT&T Corp. (If International, insert AT&T Legal Entity Signing Name)
CUSTOMER Address	AT&T Address
135 West 18th Street, 5th Floor New York	55 Corporate Drive Bridgewater, NJ 08807 (If International, insert AT&T Legal Entity Information)
NY 10011 USA
CUSTOMER Contact	AT&T Contact
Name: Nir Yaron	Master Agreement Support Team
Title: COo	Email: mast@att.com
Telephone: 646-202-1334
Fax:
Email: nir.yaron@eyeblaster.com

This Agreement consists of this Master Agreement and all schedules, exhibits and service order attachments (“Attachments”) appended hereto or subsequently signed by the parties, and that reference this Master Agreement (collectively, this “Agreement”). In the event of an inconsistency among terms, the order of priority shall be the applicable Attachment (including its Addenda, if any), then the applicable Pricing Schedule, then this Master Agreement, then, if applicable, AT&T’s Acceptable Use Policy, and then any applicable Service Guide.

This Agreement shall become effective when signed by authorized representatives of both parties and shall continue in effect so long as Service is being provided hereunder.

Document(s) Appended:

•	Comprehensive Service Order Attachment

	AGREED:		AGREED:

	CUSTOMER: Eyeblaster, Inc.		AT&T: <Insert name of AT&T Signing Entity>

By:	/s/ BENNY ETGAR	By:	/s/ JOHN M. PFANNES
	(Authorized Signature)		(Authorized Signature)

	BENNY ETGAR		JOHN M. PFANNES
	(Typed or Printed Name)		(Typed or Printed Name)

	DIRECTOR IT		DIRECTOR OF SALES
	(Title)		(Title)

	28.2.05		7/29/05
	(Date)		(Date)

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General Terms and Conditions

The following terms and conditions shall apply to the provision and use of Services provided by AT&T pursuant to this Agreement.

1.0 DEFINITIONS

The following terms shall have the meanings set forth below:

“AUP” means AT&T’s Acceptable Use Policy, as revised by AT&T from time to time, located at http://www.ipservices.att.com//policy.html or such other AT&T-designated location.

“Affiliate” of a party means any entity that controls, is controlled by or is under common control with such party.

“AT&T”, for purposes of all remedies and limitations of liability set forth in this Agreement or an Attachment, means AT&T, its Affiliates, and its and their employees, directors, officers, agents, representatives, subcontractors, interconnection and co-location service providers and suppliers.

“AT&T CPE” means equipment provided under this Agreement by AT&T or its suppliers and located at a Site AT&T CPE includes any internal code required to operate such Equipment. AT&T CPE does not include Customer Equipment or Purchased Equipment.

“AT&T Software” means all Software other than Third-Party Software.

“Content” means information (excluding AT&T information) made available, displayed or transmitted (including, without limitation, information made available by means of an HTML “hot link”, a third party posting or similar means) in connection with a Service, including all trademarks, service marks and domain names contained therein, Customer and User data, and the Contents of any bulletin boards or chat forums, and, all updates, upgrades, modifications and other versions of any of the foregoing.

“Customer”, for purposes of all remedies and limitations of liability set forth in this Agreement or an Attachment, means Customer, its Affiliates, and its and their employees, directors, officers, agents, and representatives.

“Customer Equipment” means equipment owned by Customer. Customer Equipment includes any internal code required to operate such Equipment.

“Damages” means collectively all injury, damage, liability, loss, penalty, interest and expense incurred.

“Equipment” means “AT&T CPE”, “Customer Equipment” and “Purchased Equipment.”

“INFORMATION” means proprietary information of either party that is disclosed to the other party in the course of performing or evaluating potential amendments to this Agreement, provided such information (except for Content) is in written or other tangible form that is clearly marked as “proprietary” or “confidential”.

“Marks” means each party’s trade names, logos, trademarks, service marks or other indicia of origin.

“Pricing Schedule” means a pricing schedule to an Attachment.

“Purchased Equipment” means equipment sold under this Agreement by AT&T to Customer. Purchased Equipment includes any internal code required to operate such Equipment.

“Service” means a service (including Equipment) provided under this Agreement.

“Service Component” means the individual components of a Service that Customer orders under a Pricing Schedule.

“Service Guide” means the applicable portion of a Service Guide that is identified and incorporated in an Attachment.

“Site” means a Customer physical location, including a Customer co-location space on AT&T premises, where AT&T installs or provides a Service.

“Software” means all software and associated written and electronic documentation and data licensed by AT&T to Customer in connection with a Service. Software does not include software that is not furnished to Customer.

“Third-Party Software” means Software that AT&T licenses from a third party.

“User” means anyone (including Customer Affiliates) who uses or accesses any Service purchased by Customer under this Agreement, but excluding unauthorized parties that, after Customer has taken commercially reasonable steps to prevent unauthorized access, use or access a Service without Customer’s knowledge.

2.0 CHARGES AND BILLING

2.1 Customer shall pay AT&T for Customer’s and Users’ use of the Services at the rates and charges specified in the Attachments and the Pricing Schedules, without deduction, setoff or delay for any reason. Charges set forth in the Attachments and the Pricing Schedules are exclusive of any applicable taxes, At Customer’s request and with AT&T’s consent (which may be withheld if AT&T determines there would be operational impediments or an inability to claim tax credits), Customer’s Affiliates will be invoiced separately and AT&T will accept payment from such Affiliates; provided, however, Customer shall remain responsible for payment if its Affiliate does not pay charges in accordance with this Agreement. AT&T may require Customer to tender a deposit if AT&T determines in its reasonable judgment that Customer is not creditworthy.

2.2 Customer shall pay all taxes (excluding those on AT&T’s net income), duties, levies, shipping charges and other similar charges (and any associated interest and penalties) relating to the sale, transfer of ownership, installation, license, use or provision of the Services, except to the extent a valid tax exemption certificate is provided by Customer to AT&T prior to the delivery of Services. To the

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extent Customer is required to withhold or deduct non-U.S. income taxes from payments due to AT&T, Customer shall use reasonable commercial efforts to reduce such tax to the maximum extent possible giving effect to the applicable Tax Convention and shall furnish AT&T with such evidence as may be required by U.S. taxing authorities to establish that such tax has been paid so that AT&T may claim any applicable credit.

2.3 Payment is due within thirty (30) days after the date of the invoice and must refer to the invoice number. Charges will be quoted and invoices shall be paid in the currency specified in invoice, Restrictive endorsements or other statements on checks accepted by AT&T will not apply. Customer shall reimburse AT&T for all costs associated with collecting delinquent or dishonored payments. Where payments are overdue, AT&T may assess interest charges at the lower of 1.5% per month (18% per annum) or the maximum rate allowed by law.

2.4 Customer shall not be responsible for payment of charges for AT&T Services invoiced more than six (6) months after close of the billing month in which the charges were incurred, except for automated or live operator assisted calls of any type. Customer must provide written notice to AT&T specifically identifying all disputed charges and the reason for nonpayment within six (6) months after the date of the affected invoice or else Customer waives the dispute. Payment of such disputed charges will not be considered overdue pending investigation by AT&T. Payment of any disputed charges that are determined by AT&T to be correct as a result of such investigation must be made within fifteen (15) days of AT&T’s notice to Customer.

3.0 RESPONSIBILITIES OF THE PARTIES; AFFILIATES

3.1 AT&T agrees to provide Services to Customer in accordance with this Agreement, subject to the geographic and technical scope of the Services and availability of necessary facilities, equipment and access.

3.2 Each party shall comply with all applicable laws and regulations.

3.3 AT&T grants to Customer the right to permit Users to access and use the Services, provided that Customer shall remain solely responsible for such access and use.

3.4 If a Service is provided over or includes access to the internet, Customer and its Users shall comply with the AUP. If Customer fails to rectify a violation of the AUP within five (5) days after receiving notice thereof from AT&T, then AT&T may suspend the applicable portions of the Service. AT&T reserves the right, however, to act immediately and without notice to suspend or terminate Service in response to a court order or government notice that certain conduct must be stopped or when AT&T reasonably determines: (i) that it may be exposed to sanctions or prosecution; (ii) that such violation may cause harm to or interfere with the integrity or normal operations or security of AT&T’s network or networks with which AT&T is interconnected or interfere with another customer’s use of AT&T Services or the Internet; or (iii) that such violation otherwise presents imminent risk of harm to AT&T or AT&T’s customers or their respective employees.

3.5 Except for IP addresses, domain names and telephone numbers expressly registered in Customer’s name, all IP addresses, AT&T-based domain names and telephone numbers shall remain, at all times, property of AT&T and shall be nontransferable and Customer shall have no right to use such IF addresses, AT&T-based domain names or telephone numbers upon termination or expiration of the applicable Pricing Schedule.

3.6 Customer grants AT&T access rights to the property and premises that Customer controls. Customer shall cooperate with AT&T’s efforts to procure such access rights for the portions of the property not under Customer’s control. Access rights include (i) the right to construct, install, repair, maintain, replace and remove access lines and network facilities, as well as the use of ancillary equipment space within the building, for the connection of customer to AT&T’s network using AT&T-owned or AT&T-leased facilities; and (ii) 24 hours a day, 7 day a week access to the access tines and network facilities on the property.

3.7 Unless applicable local law or regulation mandates otherwise, Customer may not resell any portion of a Service to third parties.

3.8 Any AT&T Affiliate or Customer Affiliate may sign an Attachment or add a Pricing Schedule to an Attachment in its own name and such Affiliate contract will be considered a separate, but associated, contract, incorporating these General Terms and Conditions and the terms of the Attachment (with the Affiliate being substituted for AT&T or Customer, as applicable); provided, however, that AT&T and Customer shall be responsible for their respective Affiliates’ performance pursuant to such Affiliate contract.

4.0 USE OF INFORMATION

4.1 This Agreement shall be deemed to be AT&T and Customer’s INFORMATION. Customer’s Content shall be deemed to be Customer’s INFORMATION.

4.2 Each party’s INFORMATION shall, for a period of three(3) years following its disclosure (except in the case of Software, for an indefinite period): (i) be held in confidence; (ii) be used and transmitted between countries only for purposes of performing this Agreement (including in the case of AT&T, the ability to monitor and record Customer’s transmissions in order to detect fraud, check quality, and to operate, maintain and repair the Services),

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using the Services or evaluating potential amendments to this Agreement; and (iii) not be disclosed except to the receiving party’s employees, agents and contractors having a need-to-know (provided that such agents and contractors are not direct competitors of the other party and agree in writing to use and disclosure restrictions as restrictive as this Article 4), or to the extent required by law (provided that prompt advance notice is provided to the disclosing party to the extent practicable).

4.3 The restrictions in this Article shall not apply to any information that: (i) is independently developed by the receiving party; or (ii) is lawfully received by the receiving party free of any obligation to keep it confidential; or (iii) becomes generally available to the public other than by breach of this Agreement.

4.4 Both parties agree to comply with privacy laws applicable to their respective businesses. Customer shall obtain any User consents legally required relating to handling of User’s Content. If Customer believes that, in the course of providing Services under this Agreement, AT&T will have access to data Customer does not want AT&T personnel to comprehend, Customer should encrypt such data so that it will be unintelligible.

5.0 PUBLICITY AND MARKS

5.1 Neither party may issue any public statements or announcements relating to this Agreement without the prior written consent of the other party.

5.2 Each party agrees not to display or use, in advertising or otherwise, any of the other party’s Marks without the other party’s prior written consent, provided that such consent may be revoked at any time.

6.0 SOFTWARE

6.1 AT&T grants Customer a personal, non-transferable and non-exclusive license (without the right to sublicense) to use Software, in object code form, solely in connection with the Service(s) for which the Software is provided and solely in accordance with applicable written and electronic documentation. Customer will refrain from taking any steps to reverse assemble, reverse compile or otherwise derive a source code version of the object code of the Software. The Software shall at all times remain the sole and exclusive property of AT&T or its suppliers.

6.2 Customer shall not copy or download AT&T Software, except that Customer shall be permitted to make two (2) copies of AT&T Software, one for archive and the other for disaster recovery purposes. Any copy must contain the same copyright notices and proprietary markings as the original AT&T Software.

6.3 To the extent that use of Software by a User is required for the use of a Service, Customer’s Users may use the Software licensed to Customer under this Agreement for that purpose. Customer shall assure that Customer’s Users comply with the terms and conditions of this Article 6.

6.4 The term of the license granted hereunder shall be coterminous with the term of the related Services.

6.5 Customer agrees to comply with the terms and conditions that are provided with any Third-Party Software and, in the event of a conflict, such Third-Party terms and conditions will take precedence over this Agreement as to such Third Party Software. AT&T will pass through to Customer any warranties available from its Third Party Software suppliers, to the extent that AT&T is permitted to do so under its contracts with those suppliers.

6.6 AT&T warrants that all AT&T Software will perform substantially in accordance with its applicable published specifications for the term of the license that covers the AT&T Software. If Customer returns to AT&T, within such period, any AT&T Software that does not comply with this warranty, then AT&T, at its option, will either repair or replace the portion of the AT&T Software that does not comply or refund any amount Customer prepaid for the time periods following return of such failed or defective AT&T Software to AT&T. This warranty will apply only if the AT&T Software is used in accordance with the terms of this Agreement and is not altered, modified or tampered with by Customer or Users.

7.0 ADJUSTMENTS TO MINIMUM COMMITMENTS

In the event of a business downturn beyond Customer’s control, or a corporate divestiture, merger, acquisition or significant restructuring or reorganization of Customer’s business, or network optimization using other AT&T Services, or reduction of AT&T’s rates and charges, or force majeure events, any of which significantly impairs Customer’s ability to meet Customer’s minimum commitments, if any, AT&T will offer to adjust the affected minimum commitments so as to reflect Customer’s reduced traffic volumes, after taking into account the effect of such a reduction on AT&T’s costs and the AT&T prices that would otherwise be available at the revised minimum commitment levels. If the parties reach mutual agreement on revised minimum commitments, AT&T will amend or replace the affected Pricing Schedules, as applicable. Notwithstanding the foregoing, this provision shall not apply to a change resulting from a decision by Customer to transfer portions of Customer’s traffic or projected growth to service providers other than AT&T. Customer must give AT&T written notice of the conditions Customer believes will require the application of this provision. This provision does not constitute a waiver of any charges, including, but not limited to, monthly recurring charges and shortfall charges, incurred by Customer prior to amendment or replacement of the affected Pricing Schedules.

8.0 FORCE MAJEURE

Neither AT&T nor Customer shall be liable for any delay, failure in performance, loss or damage due to fire,

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explosion, power blackout, earthquake, flood, the elements, strike, embargo, labor disputes, acts of civil or military authority, war, terrorism, acts of God, acts of the public enemy, acts or omissions of carriers or suppliers, acts of regulatory or governmental agencies, or other causes beyond such party’s reasonable control, whether or not similar to the foregoing.

9.0 LIMITATIONS OF LIABILITY

9.1 EITHER PARTY’S ENTIRE LIABILITY AND THE OTHER PARTY’S EXCLUSIVE REMEDIES FOR ANY CLAIMS ARISING IN CONNECTION WITH ANY SERVICE OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE:

(i) FOR BODILY INJURY OR DEATH TO ANY PERSON, OR REAL OR TANGIBLE PROPERTY DAMAGE, NEGLIGENTLY CAUSED BY A PARTY, OR DAMAGES ARISING FROM THE WILLFUL MISCONDUCT OF A PARTY OR ANY BREACH OF ARTICLES 4 (Use of Information) OR 5 (Publicity and Marks), THE OTHER PARTY’S RIGHT TO PROVEN DIRECT DAMAGES;

(ii) FOR DEFECTS OR FAILURES OF SOFTWARE, THE REMEDIES SET FORTH IN ARTICLE 6 (Software);

(iii) FOR INTELLECTUAL PROPERTY INFRINGEMENT, THE REMEDIES SET FORTH IN ARTICLE 11 (Further Responsibilities);

(iv) FOR DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT EXCLUDED UNDER THIS AGREEMENT, EACH PARTY’S LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY TWELVE (12) MONTH PERIOD) AN AMOUNT EQUAL TO THE TOTAL NET CHARGES INCURRED BY CUSTOMER FOR THE AFFECTED SERVICE IN THE RELEVANT COUNTRY DURING THE THREE (3) MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OCCURRED. THIS SHALL NOT LIMIT CUSTOMER’S RESPONSIBILITY FOR THE PAYMENT OF ALL PROPERLY DUE CHARGES UNDER THIS AGREEMENT.

(v) THE LIMITATIONS IN THIS SECTION 9.1 ARE NOT INTENDED TO PRECLUDE A PARTY FROM SEEKING INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION IN THE EVENT OF A VIOLATION BY THE OTHER PARTY OF ARTICLE 4 (Use of Information) OR ARTICLE 5 (Publicity and Marks) OR CUSTOMER’S VIOLATION OF ARTICLE 6 (Software).

9.2 EXCEPT FOR THE PARTIES’ ARTICLE 11 (Further Responsibilities) OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES OF ANY KIND OR INCREASED COST OF OPERATIONS

9.3 AT&T SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO: INTEROPERABILITY, ACCESS OR INTERCONNECTION OF THE SERVICES WITH APPLICATIONS, EQUIPMENT, SERVICES, CONTENT OR NETWORKS PROVIDED BY CUSTOMER OR THIRD PARTIES; SERVICE DEFECTS, SERVICE LEVELS, DELAYS OR INTERRUPTIONS (EXCEPT FOR CREDITS FOR SUCH SERVICE DEFECTS, SERVICE LEVELS, DELAYS OR INTERRUPTIONS EXPLICITLY SET FORTH IN AN ATTACHMENT, PRICING SCHEDULE OR SERVICE GUIDE) OR LOST OR ALTERED MESSAGES OR TRANSMISSIONS; OR, UNAUTHORIZED ACCESS TO OR THEFT, ALTERATION, LOSS OR DESTRUCTION OF CUSTOMER’S, USERS’ OR THIRD PARTIES’ APPLICATIONS, CONTENT, DATA, PROGRAMS, INFORMATION, NETWORK OR SYSTEMS.

9.4 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AT&T MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR ANY REPRESENTATION OR WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.5 AT&T DOES NOT GUARANTEE NETWORK SECURITY, THE ENCRYPTION EMPLOYED BY ANY SERVICE, THE INTEGRITY OF ANY DATA THAT IS SENT, BACKED UP, STORED OR SUBJECT TO LOAD BALANCING, OR THAT AT&T’S SECURITY PROCEDURES WILL PREVENT THE LOSS OF, ALTERATION OF, OR IMPROPER ACCESS TO, CUSTOMER DATA AND INFORMATION.

9.6 THE LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY: (i) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; AND (ii) WHETHER OR NOT DAMAGES WERE FORESEEABLE.

9.7 THESE LIMITATIONS OF LIABILITY SET OUT IN THIS ARTICLE 9 SHALL SURVIVE FAILURE OF ANY EXCLUSIVE REMEDIES PROVIDED IN THIS AGREEMENT.

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10.0 TERMINATION

10.1 If a party fails to perform or observe any material term or condition of this Agreement and the failure continues unremedied for thirty (30) days after receipt of written notice, the other party may terminate or suspend for cause any Service Components affected by the breach.

10.2 A Service may be terminated immediately upon written notice (a) by either party if the other party (i) becomes insolvent or involved in a liquidation or termination of its business, files a bankruptcy petition, has an involuntary bankruptcy petition filed against it (if not dismissed within thirty (30) days of filing), becomes adjudicated bankrupt, or becomes involved in an assignment for the benefit of its creditors; (ii) has violated the provisions of Article 5 (Publicity and Marks) or (iii) has materially breached any provision of Article 4 (Use of Information), or (b) by AT&T due to a material breach by Customer of any provision of Article 6 (Software).

10.3 AT&T may amend an applicable tariff or Service Guide from time to time consistent with this Agreement, provided, however, that if AT&T revises an applicable tariff or Service Guide in a manner that is material and adverse to Customer and AT&T does not effect revisions that remedy such adverse and material effect within thirty (30) days after receipt of written notice from Customer, then Customer may, as its sole remedy, elect to terminate the affected Service Components on thirty (30) days’ written notice, given not later than ninety (90) days after Customer first learns of the revision to the applicable tariff or Service Guide. However, a revision to a tariff or Service Guide shall not be considered material and adverse to Customer if: (i) it affects only Services or Service Components not in substantial use by Customer at the time of the revision; or (ii) it changes rates or charges that are not fixed (stabilized) in an Attachment or Pricing Schedule.

10.4 Unless applicable local law or regulation mandates otherwise, AT&T may discontinue providing a Service to customers upon twelve (12) months written notice, or a Service Component upon one hundred and twenty (120) days written notice, unless a different written notice period is provided in the applicable Pricing Schedule.

10.5 Termination Charges, if any, shall be as specified in an Attachment, in the event that AT&T terminates under Section 10.1 or 10.2, or Customer terminates for convenience.

10.6 Termination by either party of a Service does not waive any other rights or remedies it may have under this Agreement. Termination or suspension of a Service shall not affect the rights and obligations of the parties regarding any other Service.

11.0 FURTHER RESPONSIBILITIES

11.1 AT&T agrees to defend or settle any claim against Customer and to pay all Damages that a court may award against Customer, in any suit that alleges a Service infringes any patent, trademark, copyright or trade secret, except where the claim or suit arises out of or results from: Customer’s or User’s Content; modifications to the Service or combinations of the Service with non-AT&T services or products, by Customer or others; AT&T’s adherence to Customer’s written requirements; or, use of the Service in violation of this Agreement. Customer agrees to defend or settle any claim against AT&T and to pay all Damages that a court may award against AT&T in any suit that alleges a Service infringes any patent, trademark, copyright or trade secret, due to any of the exceptions in the preceding sentence.

11.2 Whenever AT&T is responsible under Section 11.1., AT&T may at its option either procure the right for Customer to continue using, or may replace or modify the alleged infringing Service so that the Service becomes non-infringing, but if those alternatives are not reasonably achievable, AT&T may terminate the affected Service without liability other than as stated in Section 11.1.

11.3 AT&T’s obligations and indemnities under this Agreement run exclusively to Customer and are not intended to extend to third parties that may use or be affected by Customer’s use of the Services. Where Customer authorizes or permits third parties to utilize the Services, it is Customer’s responsibility to limit its liability to such parties, and, therefore, except to the extent AT&T is obligated to indemnify Customer under this Article II, Customer agrees to defend or settle any claim against AT&T by such parties and to pay all Damages that a court may award against AT&T in any suit brought by such parties.

11.4 The indemnified party under this Article 11: (i) must notify the other party in writing promptly upon learning of any claim or suit for which indemnification may be sought, provided that failure to do so shall have no effect except to the extent the other party is prejudiced thereby; (ii) shall have the right to participate in such defense or settlement with its own counsel and at its sole expense, but the other party shall have control of the defense or settlement; and (iii) shall reasonably cooperate with the defense.

12.0 EQUIPMENT

12.1 AT&T shall retain all right, title or interest in AT&T CPE and no ownership rights in AT&T CPE shall transfer to Customer. Customer shall provide a suitable and secure environment free from environmental hazards and electric power for AT&T CPE and shall keep the AT&T CPE free from all liens, charges, and encumbrances. Customer shall bear the risk of loss of or damage to AT&T CPE (ordinary wear and tear excepted) from any cause except to the extent caused by AT&T or its suppliers. AT&T CPE shall not be removed, relocated, modified, interfered with, or attached to non-AT&T equipment by Customer without prior written authorization from AT&T.

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12.2 Title to and risk of loss of Purchased Equipment will pass to Customer as of delivery, upon which date AT&T will have no further obligations of any kind with respect to that Purchased Equipment, except as set forth in an applicable Attachment, Pricing Schedule or Service Guide. If Customer does not accept the Equipment, the Equipment should be returned to the manufacturer. AT&T will obtain from the manufacturer and forward to Customer a Return Material Authorization. AT&T retains a purchase money security interest in each item of Purchased Equipment until Customer pays for it in full; Customer appoints AT&T as Customer’s agent to sign and file a financing statement to perfect AT&T’s security interest.

12.3 All Purchased Equipment provided under this Agreement is provided on an “AS IS” basis, except that AT&T will pass through to Customer any warranties available from its Purchased Equipment suppliers, to the extent that AT&T is permitted to do so under its contracts with those suppliers.

12.4 All ownership interest in a party’s facilities and associated Equipment used in connection with the Services shall at all times remain with that party. If any Customer Equipment is used to provide the Service, Customer grants AT&T a non-transferable and non-exclusive license to use such Customer Equipment in the manner necessary to provide the Service.

13.0 IMPORT/EXPORT CONTROL

13.1 The parties acknowledge that equipment, products, Software, and technical information (including, but not limited to, technical assistance and training) provided under this Agreement may be subject to import or export laws, conventions or regulations, and any use or transfer of the equipment, products, Software, and technical information must be in compliance with all such laws, conventions and regulations. The parties will not use, distribute, transfer, or transmit the equipment, products, Software, or technical information (even if incorporated into other products) except in compliance with such laws, conventions and regulations. If requested by either party, the other party agrees to sign written assurances and other documents as may be required to comply with such laws, conventions and regulations.

13.2 In the event any necessary import or export license cannot be obtained within six (6) months after making an application, neither party shall have further obligations with respect to providing or purchasing and, if applicable, Customer shall return the equipment, products, Software, or technical information that is the subject matter of the unsuccessful application.

14.0 INTELLECTUAL PROPERTY RIGHTS

All intellectual property in all Services shall be the sole and exclusive property of AT&T or its suppliers.

15. GENERAL PROVISIONS

15.1 Any supplement to or modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties. A waiver by either party of any breach of this Agreement shall not operate as a waiver of any other breach of this Agreement.

15.2 This Agreement may not be assigned by either party without the prior written consent of the other, except that either party may, without the other party’s consent, assign in whole or in relevant part this Agreement or any Attachment to a present or future Affiliate or successor, provided that any such assignment shall be contingent upon the assignor remaining responsible for the performance of its assignee and AT&T determining Customer’s assignee(s) to be creditworthy and in compliance with any eligibility criteria for the Services. AT&T may subcontract work to be performed under this Agreement, but shall retain responsibility for all such work. In countries in which AT&T does not have an Affiliate to provide Service, AT&T may assign its rights and obligations related to a Service provided in such a country to the local service provider; provided however, that AT&T shall be responsible to Customer for such obligations. In some such countries, Customer may be required to contract directly with the local service provider.

15.3 If any portion of this Agreement is found to be invalid or unenforceable or if, notwithstanding Section 15.6, applicable law mandates a different interpretation or result, the remaining provisions shall remain in effect and the parties shall negotiate in good faith to substitute for such invalid, illegal, or unenforceable provision a mutually acceptable provision consistent with the original intention of the parties.

15.4 Any legal action arising in connection with this Agreement must begin within two (2) years after the cause of action arises.

15.5 Any required notices under this Agreement shall be in writing and shall be deemed validly delivered if sent by hand (in which case delivery will be deemed to have been effected immediately), or by overnight mail (in which case delivery will be deemed to have been effected one (1) business day from the date of mailing), or by first class prepaid post (in which case delivery will be deemed to have been effected five (5) days from the date of posting), or by facsimile or electronic transmission (in which case delivery will be deemed to have been effected on the day the transmission was sent). Any such notice shall be sent to the office of the recipient set forth on the cover page of this Agreement or such other office or recipient as designated in writing from time to time.

15.6 Unless local law would require otherwise, the construction, interpretation and performance of this Agreement shall be governed by the substantive law of the State of New York, excluding its choice of law rules, and

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applicable laws and regulations of the United States of America. The United Nations Convention on Contracts for International Sale of Goods shall not apply. The parties consent to the exclusive jurisdiction of the courts located in New York City, USA.

15.7 This Agreement does not provide any third party (including Users) with any remedy, claim, liability, reimbursement, cause of action or other right or privilege.

15.8 The respective obligations of Customer and AT&T, which by their nature would continue beyond the termination or expiration of any Attachment, Pricing Schedule or this Agreement, including, without limitation, the obligations regarding Use of Information, Publicity and Marks, Further Responsibilities and Limitations of Liability, shall survive termination or expiration.

15.9 The authentic language of this Agreement is English. In the event of a conflict between this Agreement and any translation, the English version will take precedence.

15.10 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS, REPRESENTATIONS, STATEMENTS OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL CONCERNING THE SERVICES, OR THE RIGHTS AND OBLIGATIONS RELATING TO THE SERVICES, THIS AGREEMENT SHALL NOT BE MODIFIED, OR SUPPLEMENTED BY ANY WRITTEN OR ORAL STATEMENTS, PROPOSALS, REPRESENTATIONS, ADVERTISEMENTS, SERVICE DESCRIPTIONS OR CUSTOMER’S PURCHASE ORDER FORMS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, A PRICING SCHEDULE OR AN ATTACHMENT.

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Comprehensive Service Order Attachment.	For AT&T Administrative Use Only
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AT&T Comprehensive Service Order Attachment

1. THE SERVICE; DEFINITIONS

1.1 Services

A. AT&T will provide the Services to Customer under this Attachment that are identified in the applicable Pricing Schedules.

B. The pricing, service descriptions and other provisions relating to the Services will be as set forth in: (i) this Attachment (including, the Pricing Schedules and any Addenda to this Attachment); (ii) the Agreement’s General Terms and Conditions; and (iii) the appropriate section of the Service Guide or the Applicable Tariffs.

C. This Attachment shall remain in effect until no Service Component provided under this Attachment remains in service.

1.2 Definitions

Capitalized terms used but not defined in this Attachment are defined elsewhere in the Agreement.

“Applicable Tariffs” consist of the standard AT&T service descriptions, pricing and other provisions filed by AT&T or any of its Affiliates with the appropriate regulatory commission having jurisdiction respecting a Service, as revised from time to time. In the event an Applicable Tariff is withdrawn by AT&T or tariffing is no longer permitted or required by the appropriate regulatory commission, references to the Applicable Tariff shall be deemed to refer to the corresponding applicable provisions of the Service Guide.

“Effective Date” of a Pricing Schedule is the date on which the last party signs this Attachment or, for a subsequently added Pricing Schedule, the date on which the last party signs the Pricing Schedule. If the rules of a regulatory authority having jurisdiction respecting a Service would require a later date, the Effective Date of the applicable Pricing Schedule shall be in accordance with such rules.

“MARC (Minimum Annual Revenue Commitment)” means an annual revenue commitment set forth in an applicable Pricing Schedule that Customer agrees to satisfy during a Pricing Schedule Term.

“MARC-Eligible Charges” means, unless the applicable Pricing Schedule indicates otherwise, the recurring and usage charges, after applicable discounts and credits, incurred by Customer for the Services identified in the applicable Pricing Schedule as MARC-contributing. Notwithstanding anything set forth in a Pricing Schedule, the following charges shall not be deemed MARC Eligible Charges: (a) charges for or in connection with Purchased Equipment; (b) charges for outsourcing services; (c) taxes, and (d) charges imposed in connection with governmentally imposed costs or fees (such as USF, PICC, payphone service provider compensation, E911 and deaf relay charges).

“Pricing Schedule” means a pricing schedule to this Attachment.

“Pricing Schedule Term” is the period of time stated in the applicable Pricing Schedule.

“Service” means collectively all of the Service Components Customer orders under a Pricing Schedule.

“Service Guide” means the standard AT&T service descriptions, pricing and other provisions, as revised by AT&T from time to time, relating to Services offered under this Attachment (if there is no Applicable Tariff). The Service Guide is located at http://www.serviceguide.att.com/ABS/ext or http://www.att.com/abs/serviceguide or such other AT&T designated location.

“Termination Charges” means the charges identified in Sections 2.3 and 2.4 below, payable by Customer in certain termination circumstances.

2. TERMINATION

2.1 If a Service or a Service Component is terminated, Customer must pay all charges incurred as of the effective date of termination.

2.2 If Customer terminates a Service or a Service Component for material breach, Customer shall not be liable for any Termination Charges.

2.3 If Customer terminates a Service Component other than as set out under Section 2.2 above or AT&T terminates a Service or a Service Component for material breach, Customer must pay: (i) any credits, waived charges or unpaid amortized charges if the Service Component is terminated prior to the end of an applicable minimum retention period (specified in the Pricing Schedule, the Service Guide or the Applicable Tariffs); (ii) the applicable amount of recurring charges for the terminated Service Component multiplied by the number of months remaining in an applicable minimum payment period (specified in the Pricing Schedule, the Service Guide or the Applicable Tariffs); and (iii) any access facilities cancellation charges and other third-party charges incurred by AT&T due to the termination, The charges set forth in (i) and (ii) above will not apply if a terminated Service Component is replaced with an upgraded like Service Component at the same Site(s), provided the applicable minimum period and associated charge for the replacement Service Component are each equal to or greater than the applicable period and charge for the terminated Service Component.

2.4 In the event of a termination of a Pricing Schedule either by Customer other than as set out in Section 2.2 above or by AT&T for material breach, Customer must pay: (i) a Termination Charge equal to 50% of the unsatisfied

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AT&T Comprehensive Service Order Attachment

MARC for the year of the Pricing Schedule Term in which the Pricing Schedule is terminated plus 50% of the MARC for each year remaining in the Pricing Schedule Term; and (ii) the amounts set forth in Section 2.3, above.

3. MINIMUM COMMITMENTS/CHARGES

If, on any anniversary of a Pricing Schedule Term start date, the Customer has failed to satisfy the MARC for the preceding 12 month period, the Customer will be billed a shortfall charge in an amount equal to the difference between the MARC and the total of the applicable MARC-Eligible Charges incurred during the 12 month period. In such a case, Customer shall not be entitled to receive promotional, compliance or other credits until Customer pays the shortfall charge.

4. PRICING

4.1 Pricing Schedule

Unless otherwise stated in a Pricing Schedule, the rates and charges stated in the Pricing Schedule are stabilized until the end of the Pricing Schedule Term and apply in lieu of the corresponding rates and charges set forth in the Service Guide or the Applicable Tariffs, Pricing for any Service Components that are not listed in a Pricing Schedule will be as described in the Service Guide or the Applicable Tariffs or as agreed on an individual case basis. Unless otherwise stated in a Pricing Schedule, after the end of the Pricing Schedule Term AT&T may modify the rates, charges, terms and conditions applicable to the Service covered by such Pricing Schedule on thirty (30) days’ prior notice.

4.2 Discounts

The discounts set forth or referenced in a Pricing Schedule are the only discounts applicable to the Services and will be applied to the applicable rates and charges in the manner and to the extent specified in the applicable sections of the Service Guide or the Applicable Tariffs.

4.3 Promotions/Credits/Waivers

Customer is eligible only for promotions, credits or waivers identified in the applicable Pricing Schedule. Unless otherwise stated in the applicable Pricing Schedule, any additional promotions, credits or waivers set out in the Service Guide or an Applicable Tariff will not apply.

4.4 Charges

Regardless of any stabilization of rates or charges that may appear in this Attachment or in a Pricing Schedule, AT&T reserves the right to increase charges as a result of: (i) expenses incurred by AT&T reasonably relating to regulatory assessments stemming from an order, rule or regulation of the Federal Communications Commission or other regulatory authority or court having competent jurisdiction (including but not limited to payphone, PICC and USF related expenses and E911 and deaf relay charges); or (ii) in the case of local exchange Services and voice over Internet protocol applications and Services, the price or availability of network elements used in the provision of the Services, amounts other carriers are required to pay to AT&T or the amount AT&T is required to pay to other carriers in connection with the provision of the Services to Customer under an applicable Pricing Schedule.

5. COMMISSION JURISDICTION

If a Pricing Schedule is subject to the jurisdiction of a regulatory commission, each such Pricing Schedule will be subject to changes or modifications as the controlling commission may direct from time to time in the exercise of its jurisdiction. Therefore, for this purpose, each such Pricing Schedule will be deemed to be a separate agreement with respect to the Services offered in a particular jurisdiction.

6. ELIGIBILITY/OTHER REQUIREMENTS

If a Pricing Schedule providing regulated telecommunications services that are subject to the jurisdiction of a United-States-based regulatory authority is available to other potential purchasers of the service, it will be available to such purchasers who execute an identical Pricing Schedule only once, either by the purchaser or any Affiliate of the purchasing entity.

AT&T and Customer Proprietary